CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated October 11, 2001 relating to the financial statements and financial highlights of John Hancock Massachusetts Tax-Free Income Fund and John Hancock New York Tax-Free Income Fund which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Independent Accountants" in such Registration Statement.





/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
December 24, 2001